EXHIBIT 21

CREDIT ACCEPTANCE CORPORATION
SCHEDULE OF CREDIT ACCEPTANCE CORPORATION SUBSIDIARIES
AS OF December 31, 2019

The following is a list of subsidiaries as of the date of this filing of Credit Acceptance Corporation, other than subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary, as defined by the Securities and Exchange Commission Regulation S-X.

Buyers Vehicle Protection Plan, Inc
CAC International Holdings, LLC
CAC of Canada Company
CAC Reinsurance, Ltd.
CAC Scotland
CAC Warehouse Funding Corporation II
CAC Warehouse Funding LLC IV
CAC Warehouse Funding LLC V
CAC Warehouse Funding LLC VI
CAC Warehouse Funding LLC VII
CAC Warehouse Funding LLC VIII
Credit Acceptance Auto Loan Trust 2016-3
Credit Acceptance Auto Loan Trust 2017-1
Credit Acceptance Auto Loan Trust 2017-2
Credit Acceptance Auto Loan Trust 2017-3
Credit Acceptance Auto Loan Trust 2018-1
Credit Acceptance Auto Loan Trust 2018-2
Credit Acceptance Auto Loan Trust 2018-3
Credit Acceptance Auto Loan Trust 2019-1
Credit Acceptance Auto Loan Trust 2019-3
Credit Acceptance Auto Loan Trust 2020-1
Credit Acceptance Corporation of South Dakota, Inc.
Credit Acceptance Funding LLC 2016-1
Credit Acceptance Funding LLC 2016-2
Credit Acceptance Funding LLC 2016-3
Credit Acceptance Funding LLC 2017-1
Credit Acceptance Funding LLC 2017-2
Credit Acceptance Funding LLC 2017-3
Credit Acceptance Funding LLC 2018-1
Credit Acceptance Funding LLC 2018-2
Credit Acceptance Funding LLC 2018-3
Credit Acceptance Funding LLC 2019-1
Credit Acceptance Funding LLC 2019-2
Credit Acceptance Funding LLC 2019-3
Credit Acceptance Funding LLC 2020-1
Chapter 4 Properties, LLC
Vehicle Remarketing Services, Inc.
VSC Re Company

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